UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party Other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under Rule 14a-12

                        Franklin Street Properties Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: _________________________________________________
      (2) Aggregate number of securities to which transaction applies: _________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________________
      (4) Proposed maximum aggregate value of transaction: _____________________
      (5) Total fee paid: ______________________________________________________

|_|   Fee paid previously with preliminary materials: ______________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid: ______________________________________________
      (2) Form, Schedule or Registration Statement No.: ________________________
      (3) Filing Party: ________________________________________________________
      (4) Date Filed: __________________________________________________________

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                             on Friday, May 12, 2006

      The Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Friday, May 12 at 11:00 a.m., local time, to consider and act upon the following matters:

      (1)   To elect three Class II Directors for a term of three years.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 17, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Barbara J. Fournier

                                          Barbara J. Fournier, Secretary


Wakefield, Massachusetts
March 22, 2006

      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

             For the Annual Meeting of Stockholders on May 12, 2006

                                  INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 12, 2006, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company's Annual Report for the fiscal year ended December 31, 2005 is being mailed to stockholders with the mailing of these proxy materials on or about April 3, 2006.

Quorum Requirement

      At the close of business on March 17, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 59,794,608 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of all the votes cast by the holders of Common Stock is required for the election of directors.

      Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company's Common Stock as of March 17, 2006 by each director or nominee for director, by each of the executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers") and by all current directors and executive officers as a group. To the Company's knowledge, no person or group, other than as set forth below, beneficially owns more than five percent of the Company's Common Stock.

                                               Number of
                                                 Shares      Percentage of
                                              Beneficially    Outstanding
                                               Owned (1)    Common Stock (2)
                                               ---------    ----------------

Barry Silverstein (3) ....................   5,821,380.50         9.74%
Dennis J. McGillicuddy (4) ...............      3,269,997         5.47
George J. Carter (5) .....................        810,531         1.36
R. Scott MacPhee (6) .....................        386,451            *
William W. Gribbell (7) ..................        129,761            *
Barbara J. Fournier (8) ..................         28,934            *
Janet P. Notopoulos (9) ..................         14,985            *
John G. Demeritt .........................          6,750            *
John N. Burke ............................     1,044.3102            *
Georgia Murray ...........................              0            *
All current directors and executive
officers as a group (10 persons) .........  10,469,833.81        17.51%

---------------
* Less than 1%.

(1) The Company does not have any outstanding stock options or other securities convertible into the Company's Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2)   Based upon 59,794,608 shares outstanding as of March 17, 2006.

(3) Comprised of (i) 4,090,580 shares held by Silverstein Investments Limited Partnership III ("SILP III"), (ii) 450,548 shares held by JMB Family Limited Partnership Irrevocable Trust of 2003 ("JMB Trust 2003"), (iii) 673,439 shares held by MSTB Family Limited Partnership 2003 Irrevocable Trust ("MSTB Trust 2003"), (iv) 71,144 shares held by Silverstein Family Limited Partnership 2002, LTD Irrevocable Trust of 2003 ("SFLP"), (v) 505,084.50 shares held by Silverstein Investments Limited Partnership II ("SILP II") and (vi) 30,585 shares held by the Trudy Silverstein Irrevocable Trust of 2003 for the benefit of Mr. Silverstein's spouse. Mr. Silverstein disclaims beneficial ownership of the shares held by SILP II and the shares held for the benefit of his spouse. Mr. Silverstein is the General Partner of JMB Trust 2003, MSTB Trust 2003, and SFLP and has voting power over the shares held by these entities. Mr. Silverstein is a limited partner of SILP III and does not have voting power over the shares held by SILP III.

(4) Comprised of (i) 2,237,891 shares held by McGillicuddy Investments Limited Partnership III ("MILP III"), (ii) 12,991 shares held by the Graciela McGillicuddy Irrevocable Trust of 2003 for the benefit of Mr. McGillicuddy's spouse, (iii) 8,946 shares held by various trusts for Mr. McGillicuddy's grandchildren, of which Mr. McGillicuddy's spouse is a trustee, and (iv) 1,010,169 shares held by SILP II, of which Mr. McGillicuddy is trustee. Mr. McGillicuddy disclaims beneficial ownership of those shares held for the benefit of his spouse, those held by trusts for his grandchildren and those held by SILP II. Mr. McGillicuddy and his wife own all of the limited partnership interest in MILP III. Mr. McGillicuddy has shared investment power and no voting power over the shares held by SILP II. Excludes 404,499 shares held by the McGillicuddy FLP Irrevocable Trust of 2003, of which Mr. McGillicuddy's son is trustee and has sole investment and voting power over the shares.

(5) Comprised of shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.

(6) Includes 145 shares held by Mr. MacPhee's spouse. Mr. MacPhee disclaims beneficial ownership of such shares.

(7) Includes 145 shares held by Mr. Gribbell's spouse. Mr. Gribbell disclaims beneficial ownership of such shares.

(8) Includes 500 shares held by Ms. Fournier's spouse. Ms. Fournier disclaims beneficial ownership of such shares.

(9) Includes 145 shares held by Ms. Notopoulos' spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class III Directors, whose terms expire at the 2008 Annual Meeting of Stockholders, two Class I Directors, whose terms expire at the 2007 Annual Meeting of Stockholders, and three Class II Directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of John N. Burke, Barbara J. Fournier and Barry Silverstein as Class II Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class II Director of the Company. Each of Mr. Burke, Ms. Fournier and Mr. Silverstein has indicated his or her willingness to serve, if elected, but if any of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class II Directors.

Nominees for Class II Directors (to be elected to hold office for a term expiring at the 2009 Annual Meeting):

      John N. Burke, age 44, has been a director of the Company and Chairman of the Audit Committee since June 2004 and a member of the Compensation Committee since April 2005. Prior to staring his own accounting, tax and consulting firm in January 2003, he was an Assurance Partner in the Boston office of BDO Seidman, LLP, an international accounting and consulting firm. From 1987 to 2003, Mr. Burke served several private and publicly traded real estate clients at BDO Seidman, LLP and assisted companies with initial public offerings, private equity and debt financings and merger and acquisition transactions. Mr. Burke's consulting experience includes SEC reporting matters, compliance with Sarbanes-Oxley, tax and business planning and evaluation of internal controls and management information systems. Mr. Burke is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Burke holds a Master's of Science in Taxation and studied undergraduate accounting and finance at Bentley College.

      Barbara J. Fournier, age 50, has been a director of the Company since it was formed in October 2001 and was a member of the Compensation Committee until April 2005. She is also Vice President, Chief Operating Officer, Treasurer and Secretary of the Company. In addition, Ms. Fournier has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the conversion (the "Conversion") of Franklin Street Partners Limited Partnership (the "Partnership") into the Company, Ms. Fournier was the Vice President, Chief Operating Officer, Treasurer and Secretary of the former general partner (the "General Partner") of the Partnership. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial Securities, Inc. ("Boston Financial"). Prior to joining Boston Financial, Ms. Fournier served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Fournier worked at First Winthrop Corporation in administrative and management capacities, including Office Manager, Securities Operations and Partnership Administration. Ms. Fournier attended Northeastern University and the New York Institute of Finance. Ms. Fournier is a NASD General Securities Principal (Series 24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

      Barry Silverstein, age 73, has been a director of the Company since May 2002. Mr. Silverstein is a member of the Audit Committee and the Compensation Committee. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. In 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communication, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Since January 2001, Mr. Silverstein has been a private investor.

Class III Directors (holding office for a term expiring at the 2008 Annual Meeting):

      George J. Carter, age 57, has been a director of the Company since it was formed in October 2001. He is also President and Chief Executive Officer of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Conversion, he was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial. Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

      Georgia Murray, age 55, has been a director of the Company since April 2005. She is also a member of the Audit Committee and the Compensation Committee. Ms. Murray is retired from Lend Lease Real Estate Investments, Inc., where she served as a Principal from November 1999 until May 2000. From 1987 through October 1999, Ms. Murray served as Senior Vice President and Director of The Boston Financial Group, Inc. She is a member of the Urban Land Institute and a past president of the Multifamily Housing Institute. She currently serves on the Board of Directors of the Capital Crossing Bank, Boston, Massachusetts and is a member of the Audit Committee and Compensation Committee. She also serves on the boards of numerous non-profit entities. Ms. Murray is a graduate of Newton College.

Class I Directors (holding office for a term expiring at the 2007 Annual
Meeting):

      Dennis J. McGillicuddy, age 64, has been a director of the Company since May 2002 and is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communication, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization. Also, Mr. McGillicuddy is an officer and board member of The Florida Winefest and Auction Inc., a Sarasota-based charity, which provides funding for programs of local charities that deal with disadvantaged children and their families.

      Janet Prier Notopoulos, age 58, has been a director of the Company since it was formed in October 2001. She is also a Vice President of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company, its affiliates and real estate investment trusts that the Company sponsors. Prior to the Conversion, Ms. Notopoulos was a Vice President of the General Partner of the Partnership. Prior to joining the Partnership in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Board and Committee Meetings

      The Company's Board of Directors held seven meetings during 2005, and acted on six occasions by unanimous written consent. Each of the directors attended all of the (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board on which he or she served, in each case during the period that he or she served. The Board has an informal policy that all directors are expected to attend the annual meeting of stockholders. All directors attended the 2005 annual meeting of stockholders.

      In November 2004, the Company applied to have its Common Stock listed on the American Stock Exchange; the application was approved in early 2005, and the Company's Common Stock began trading on the American Stock Exchange on June 2, 2005. Under American Stock Exchange rules, a director of the Company will only qualify as "independent" if the Company's Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. The Company's Board of Directors has determined that none of Messrs. Burke, McGillicuddy, or Silverstein or Ms. Murray has a material relationship with the Company and that each of these directors is "independent" as determined under
Section 121 of the American Stock Exchange Company Guide.

      The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company's financial statements and overseeing the qualifications and independence of the Company's independent auditors. The current members of the Audit Committee are Mr. Burke, who serves as Chairman, Mr. McGillicuddy, Mr. Silverstein and Ms. Murray.

      The Board of Directors has determined that all of the members of the Audit Committee are "independent" under the listing standards of the American Stock Exchange and as contemplated by Rule 10A-3 under the Securities Exchange Act. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statements, and that Mr. Burke, the Chairman of the committee, is qualified as an "audit committee financial expert" as the term is defined in Item 401(h) of Regulation S-K, promulgated by the Securities and Exchange Commission. The members of the Audit Committee met five times in 2005.

      The Company has a standing Compensation Committee of the Board of Directors. The Compensation Committee is responsible for reviewing compensation issues and making decisions concerning the compensation of the Company's executive officers. The current members of the Compensation Committee are Mr. McGillicuddy, who serves as Chairman, Messrs. Silverstein and Burke and Ms. Murray. The members of the Compensation Committee met twice in 2005, and acted on two occasions by unanimous written consent.

      The Company does not have a standing nominating committee. The Board of Directors has determined that it is appropriate for the Company not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of the Board of Directors. Each member of the Board of Directors participates in the consideration of director nominees.

Director Candidates

      The process followed by the Board of Directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board.

      In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, the Board of Directors applies criteria including the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to the Company at its principal office, Attn: Barbara J. Fournier, Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next annual meeting.

      Stockholders also have the right under the Company's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth below under "Stockholder Proposals." Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the Company's proxy card for the next annual meeting.

Communicating with the Board of Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, Attn: Barbara J. Fournier, Secretary.

Compensation of Directors

      The Company compensates its non-management directors for their services as directors in the annual amount of $55,000, plus an additional $10,000 annually for the Chair of the Audit Committee. The Company also reimburses its non-management directors for expenses incurred by them in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the "CEO") of the Company as of December 31, 2005 and
(2) the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of 2005 (collectively, the "Named Executive Officers").

                                                                        Annual Compensation
                                                          --------------------------------------------------
                                                                                                  Other
                                                                                                  Annual       All Other
Name and Principal Position                Fiscal Year       Salary           Bonus           Compensation   Compensation
---------------------------                -----------       ------           -----           ------------   ------------

George J. Carter                              2005         $  225,000        $300,000(1)           --          $10,615(2)
President and Chief Executive Officer         2004         $  225,000              --              --          $14,365(3)
                                              2003         $  225,000        $400,000(4)           --          $12,865(5)

John G. Demeritt                              2005         $  163,750        $235,000(1)           --          $ 5,675(6)
Chief Financial Officer                       2004         $   38,480        $ 25,000(7)           --               --
                                              2003                                 --              --               --

Barbara J. Fournier                           2005         $  175,000        $275,000(1)           --          $ 9,810(6)
Vice President, Chief Operating               2004         $  175,000        $191,673(7)(8)        --          $ 9,000(6)
Officer, Treasurer and Secretary              2003         $  175,000        $190,000(4)           --          $ 8,000(6)

R. Scott MacPhee                              2005         $1,275,215(9)           --              --          $10,000(6)
Executive Vice President                      2004         $1,992,600(9)           --              --          $ 9,000(6)
                                              2003         $1,600,850(9)           --              --          $ 8,000(6)

William W. Gribbell                           2005         $  945,952(9)           --              --          $10,000(6)
Executive Vice President                      2004         $1,588,813(9)           --              --          $ 9,000(6)
                                              2003         $2,072,258(9)           --              --          $ 8,000(6)

      (1)   Represents a bonus accrued in 2005 and paid in 2006.

      (2) Consists of a $6,750 contribution to Simple IRA Plan and $3,865 of life insurance.

      (3) Consists of a $10,500 contribution to Simple IRA Plan and $3,865 of life insurance.

      (4)   Represents a bonus accrued in 2003 and paid in 2004.

      (5) Consists of a $9,000 contribution to a Simple IRA Plan and $3,865 of life insurance.

      (6)   Represents a contribution to a Simple IRA plan.

      (7)   Represents a bonus accrued in 2004 and paid in 2005.

      (8) Includes 2,412 shares of the Company's Common Stock, with an aggregate fair market value of $39,673, based on the determination of the Board of Directors.

      (9) Consists of brokerage commissions paid by FSP Investments LLC in respect of the sale of preferred stock in real estate investment trusts syndicated in private placements ("Sponsored REITs").

Option and SAR Grants, Option Exercises and Holdings

      No options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2005. The Company does not have any outstanding stock options or SARs, and therefore, there were no stock options or SARs exercised by any of the Named Executive Officers during 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

      The following table provides information about the Company's Common Stock that may be issued under all of the Company's equity compensation plans as of December 31, 2005. The Company only has one equity compensation plan, the 2002 Stock Incentive Plan. The Company's stockholders approved this plan in May 2002.

                                                                    (c)
                                                                 Number of
                                                                 Securities
                             (a)                               Available for
                          Number of             (b)          Future Issuance
                      Securities to be    Weighted-Average     Under Equity
                         Issued Upon      Exercise Price of  Compensation Plans
                         Exercise of         Outstanding        (Excluding
                         Outstanding          Options,          Securities
     Plan            Options,  Warrants     Warrants and       Reflected in
   Category           and Rights(1)(2)        Rights          Column (a)(1)(2)
   --------           ----------------        ------          ----------------

Equity Compensation
Plans Approved by
Security Holders             None              N/A               1,944,428

Equity Compensation
Plans Not Approved
by Security Holders          None              N/A                     N/A
                             ----              ---               ---------

Total                        None              N/A               1,944,428
                             ====              ===               =========

(1) The number of shares is subject to adjustments in the event0 of stock splits and other similar events.

(2) The 2002 Stock Incentive Plan provides for the granting of awards consisting of shares of Common Stock.

Employment Agreements

      The Company is not a party to any employment agreement with any of the Named Executive Officers.

Post-Employment Payments

      On February 3, 2006, the Board approved a form of Retention Agreement to be entered into from time to time by the Company, FSP Investments LLC and the employees of FSP Investments LLC (the "Retention Agreement"). Under the terms of the Retention Agreement, provided that any of the Chief Operating Officer, the Chief Financial Officer or the President of FSP Property Management LLC is employed by FSP Investments LLC on the closing date of a transaction constituting a Change in Control of the Company (as defined in the Retention Agreement), such executive officer will receive a lump-sum payment equal to (A) the sum of (1) his or her annualized base salary at the time of such closing and
(2) such executive officer's bonus opportunity, (B) divided by twelve (12) and
(C) multiplied by thirty-six. The bonus opportunity is expressed as a percentage of annual base salary and is 100% for the Chief Operating Officer, the Chief Financial Officer and the President of FSP Property Management LLC.

      On February 3, 2006, the Board also approved a Change in Control Discretionary Plan of FSP Investments LLC (the "Plan"). Under the Plan, immediately prior to a Change in Control of the Company (as defined in the Plan), the Board may establish a discretionary pool of funds to be allocated to the employees (including the Chief Operating Officer, the Chief Financial Officer and the President of FSP Property Management LLC) of FSP Investments LLC designated as participants of the Plan, equal to 1% of the market capitalization of the Company immediately prior to a Change in Control, reduced by the payments under the Retention Agreements.

      On February 23, 2006, the Board approved an amended form of Retention Agreement to reflect changes in the treatment of persons who are both an Investment Executive and an Executive Vice President of the Company. Provided that an Investment Executive/Executive Vice President (as defined in the amended Retention Agreement) is an employee of FSP Investments LLC on the closing date of a transaction constituting a Change in Control (as defined in the amended Retention Agreement), FSP Investments LLC will pay any such Investment Executive/Executive Vice President a lump sum in an amount equal to the average of the lump sum payments made by FSP Investments LLC to its Chief Financial Officer and Chief Operating Officer, in each case, pursuant to the retention agreement between such employee and FSP Investments LLC.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under
Section 16(a) of the Exchange Act, the Company believes that during 2005 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act, except for John N. Burke, who filed a late Form 4 to report that on August 30, 2005, he purchased 12.0206 shares at $17.47 per share and on November 22, 2005, he purchased 16.6878 shares at $18.80 per share, in each case as a result of the reinvestment of dividends paid on shares of our Common Stock. John N. Burke also filed a late Form 4 to report that on February 22, 2006 he purchased 15.6018 shares at $20.44 per share as a result of the reinvestment of dividends paid on our Common Stock.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is comprised of Messrs. McGillicuddy, Silverstein and Burke and Ms. Murray. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function, or in the absence of any such committee, the entire board of directors) of any other entity, that has one of its executive officers serving or having served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee (the "Committee") is responsible for determining the compensation package of each executive officer and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company.

      The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns.

      The executive officers of the Company fall into two categories. The first category is comprised of executive officers who make up the corporate management team (i.e., Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, subsidiary president, etc.). The second category is comprised of executive officers who are Investment Executives and are engaged in the sale of equity interests in the Company's Sponsored REITs.

      Executive compensation for the corporate management team generally consists of a combination of base salary, cash performance bonuses and the potential for awards of stock through the Company's 2002 Stock Incentive Plan.

      Executive compensation for the Company's executive officers who are Investment Executives consists primarily of commissions earned on the sale of interests in the Company's Sponsored REITs. As is standard practice in the investment industry, Investment Executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by each individual. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold and his individual ability to sell it. As such, the Committee does not set the level of compensation for the executive officers who are Investment Executives. The Committee does determine the percentage of payout that is paid to the Investment Executives.

      The Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

      Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

      Competitive and Fair Compensation

      The Committee is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that total cash compensation (salary plus cash bonus) is competitive, the Committee compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Committee believes total cash compensation for its executive officers is within the range of total cash compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

      Sustained Performance

      Executive officers who are part of the corporate management team are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as levels of property acquisitions, performance of properties in the Company's portfolio, gains or losses on property dispositions, levels of equity sales and the achievement of earnings, adjusted funds from operations, or AFFO, and dividend goals. Individual performance is evaluated by reviewing the attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each management executive's performance, the Company generally conforms to the following process:

      o Company and individual goals and objectives generally are set at the beginning of the performance cycle (which is a calendar year).
      o At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his/her contributions to the Company are evaluated, and the results are communicated to the executive.
      o The comparative results, compared with comparative compensation practices of other companies in the industry, are then used to determine cash bonus and stock compensation levels, if any.

      Any increases in annual salaries and payment of bonus awards are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his/her area of responsibility, and may include achievement of specific acquisition goals, achievement of specific property performance goals, continued innovation in development of the Company's infrastructure, achievement of the operating budget for the Company as a whole or of a business group of the Company, and achievement of specific earnings, AFFO and dividends goals. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contribution in light of all such criteria.

      Compensation at the management executive level has also included the award of stock in the Company. The stock award program is designed to promote the identity of long-term interests between the Company's employees and its stockholders. The size of the stock award is generally intended to reflect the executive's position with the Company and his/her contribution to the Company, including his/her success in achieving the individual performance criteria described above.

      In recommending that the Board approve the Retention Agreement and the Plan, the Committee recognized that the Company is committed to the long-term growth of its business and increasing the value of its stock for shareholders. The Committee also recognized that since the Company's June 2, 2005 listing on the American Stock Exchange, merger and consolidation activity within the real estate/real estate investment trust industry has been significant. The Committee was concerned about the Company's competitive ability to attract and retain quality employees which, in turn, could interfere with the Company's achievement of its core objectives. The Committee believes that the Retention Agreement is comparable to other employee retention plans offered by competitors within the larger real estate/real estate investment trust industry.

      Mr. Carter's 2005 Compensation

      Mr. Carter is the CEO of the Company. Mr. Carter participates in the same executive compensation plans available to the other executive officers of the Company, other than the Retention Plan, in which Mr. Carter has chosen not to participate. Mr. Carter's base salary for 2005 was $225,000. The Committee evaluated Mr. Carter's and the Company's performance during 2005. The Committee believes 2005 was a significant "transition" year for the Company. The Company transitioned to a publicly-traded company on the American Stock Exchange, and made more meaningful use of its Real Estate/Balance Sheet Assets to drive growth. The Committee believes that Mr. Carter's ability to anticipate and respond to changes in larger capital/real estate market dynamics has positioned the Company to be financially secure and competitive, in a variety of potential economic and capital market conditions. Also, the Company achieved strong financial results during 2005. The Committee determined that Mr. Carter performed very well during this transitional year. His continued adherence to established investment discipline allowed the Company to remain competitive in an otherwise challenging commercial office/real estate environment. Mr. Carter's overall performance was considered excellent by the Committee. The Committee made a recommendation to the Board that the amount of $500,000 be paid to Mr. Carter as cash bonus for 2005 performance. The Committee further recommended to the Board that Mr. Carter's annual salary be increased to $375,000. The full Board (with Mr. Carter abstaining) unanimously approved the Committee's recommendations. Mr. Carter agreed to take $300,000 as cash bonus for 2005 performance and declined the salary increase. Mr. Carter was not awarded any stock as compensation for his 2005 performance.

      By the Compensation Committee of the Board of Directors of Franklin Street Properties Corp.

                                                Dennis J. McGillicuddy, Chairman
                                                Barry Silverstein
                                                Georgia Murray (1)
                                                John N. Burke (1)

(1) Appointed to the Compensation Committee in April 2005.

                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Messrs. Carter, MacPhee and Gribbell and Mses. Fournier and Notopoulos, each of whom is an executive officer of the Company, serve, at the request of the Company, as executive officers and, except for Ms. Notopoulos, directors of each of the Sponsored REITs. Ms. Notopoulos serves as a director of certain of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service.

      FSP Investments, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $1,350,000 for the year ended December 31, 2005. As of March 14, 2006, there were no fees from Sponsored REITs during 2006. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $9,268,000 for the year ended December 31, 2005. As of March 14, 2006, there were no sales commissions from the sale of Sponsored REIT preferred shares during 2006.

      During 2005 and 2006, the Company provided interim financing for the purchase of certain Sponsored REIT properties, and development services prior to completion of the Sponsored REITs' private equity offerings. The Sponsored REITs paid the Company financing commitment fees of approximately $6,425,000 and development fees of approximately $1,637,000 for the year ended December 31, 2005. As of March 14, 2006, the Company had not received any financing commitment fees from the Sponsored REITs during 2006. Interest income earned from loans to the Sponsored REITs amounted to approximately $1,135,000 for the year ended December 31, 2005. As of March 14, 2006, the interest income earned from loans to the Sponsored REITs during 2006 amounted to approximately $262,223. The interest rate charged by the Company to the Sponsored REITs is equal to the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit. Therefore, the Company does not realize any significant profit from interest on the loans. All loans to Sponsored REITs were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2005 or 2006. In addition, one loan made to a Sponsored REIT during 2006 was partially outstanding as of March 14, 2006. The following table summarizes the interim financing transactions from January 1, 2005 through March 14, 2006:

                                                         Total
                                                        Financing
                                                       Commitment
                        Original                          Fees        Interest Income
                       Principal        Average        Earned by       Earned by the     Date of             Amount
 Date of Loan        Amount of Note   Interest Rate    the Company        Company        Repayment         Outstanding
 ------------        --------------   -------------    -----------        -------        ---------         -----------

10/13/04              $68,500,000        5.58%         $4,326,875        $1,088,239        8/08/05               $0
11/30/05              $22,512,379        7.03%         $1,926,250        $   46,636        12/22/05              $0
02/21/06              $74,500,000        5.63%             $0            $  262,223          n/a            $74,500,000

      Total asset management fee income paid by the Sponsored REITs to the Company amounted to approximately $672,000 for the year ended December 31, 2005. As of February 28, 2006, the total asset management fee income earned by the Company during 2006 was approximately $111,632. Asset management fees are approximately 1% of collected rents.

      Aggregate fees charged to the Sponsored REITs by the Company amounted to approximately $19,352,000 for the year ended December 31, 2005. As of March 14, 2006, the aggregate fees charged to the Sponsored REITs during 2006 by the Company is approximately $128,807.

      Mr. Carter's son, Jeffrey Carter, is Senior Vice President/Director of Acquisitions of the Company. For the year ended December 31, 2005, he earned total compensation of $323,987 (including salary, cash bonus paid during 2006 for 2005 performance and contribution to a simple IRA plan).

      Mr. Carter's son, Scott Carter, is Senior Vice President/In-house Counsel of the Company. He joined the Company on October 17, 2005. For the year ended December 31, 2005, he earned total compensation of $50,375 (including salary and cash bonus paid during 2006 for 2005 performance).

      Mr. Silverstein, a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2005. Mr. Silverstein paid the Company an aggregate of $56,150 in brokerage commissions related to these investments. Mr. Silverstein paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

      Mr. McGillicuddy, a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2005. Mr. McGillicuddy paid the Company an aggregate of $2,750 in brokerage commissions related to these investments. Mr. McGillicuddy paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

      On April 30, 2005, the Company consummated the acquisition of four real estate investment trusts (FSP Montague Business Center Corp., FSP Addison Circle Corp., FSP Royal Ridge Corp. and FSP Collins Crossing Corp., collectively the "Target REITs") pursuant to an Agreement and Plan of Merger dated as of August 13, 2004, as amended on March 10, 2005, by means of the merger of each Target REIT with and into a wholly-subsidiary of the Company (the "Mergers"). In connection with the Mergers, the preferred stock of each Target REIT (the "Target Stock") was converted into shares of Common Stock of the Company.

      George J. Carter, President, Chief Executive Officer, a director of the Company and a member of the special committee of the Company's board charged with evaluating the Mergers was also the President and a director of each Target REIT. R. Scott MacPhee and William W. Gribbell, each an Executive Vice President of the Company, were each also an Executive Vice President, a director of each Target REIT and a member of the special committee of each Target REIT's board of directors. Barbara J. Fournier, Vice President, Chief Operating Officer, Treasurer, Secretary and director of the Company was also Vice President, Chief Operating Officer, Treasurer, Secretary and a director of each Target REIT. Janet P. Notopoulos, Vice President, a director of the Company and a member of the special committee of the Company's board charged with evaluating the Mergers was also Vice President of each Target REIT. In addition, Messrs. Silverstein and McGillicuddy, each a director of the Company, owned an aggregate of 173 and 14 shares of Target Stock, respectively. These shares of Target Stock held by Messrs. Silverstein and McGillicuddy converted into approximately 1,022,217 and approximately 80,836 shares of Common Stock of the Company, respectively.

      On March 15, 2006, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire five real estate investment trusts (FSP Willow Bend Office Center Corp., FSP Innsbrook Corp., FSP 380 Interlocken Corp., FSP Blue Lagoon Drive Corp. and FSP Eldridge Green Corp., collectively the "2006 Target REITs") by means of the merger of each 2006 Target REIT with and into a wholly-subsidiary of the Company (the "2006 Mergers"). In connection with the 2006 Mergers, the preferred stock of each 2006 Target REIT would be converted into shares of Common Stock of the Company and, in certain circumstances, the holders of preferred stock in each 2006 Target REIT would also receive cash consideration. The Company expects to consummate the 2006 Mergers on or about May 1, 2006. As preferred stockholders in certain of the 2006 Target REITs, Messrs. Silverstein and McGillicuddy will be entitled to approximately $11,210,219 and $3,300,000 of merger consideration, respectively. In addition, on March 10, 2006, as a result of negotiations between SILP III, an affiliate of Mr. Silverstein, and FSP Eldridge Green Corp., FSP Eldridge Green Corp. redeemed 10 shares of preferred stock held by SILP III for an aggregate amount of $1,240,590.60, equal to the price per share of FSP Eldridge Green Corp. set forth in the Merger Agreement plus the dividend that would have been paid to SILP III in respect of the first quarter of 2006 had such shares not been redeemed.

                            SELECTION OF ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2006. Ernst & Young has served as the Company's independent registered public accounting firm since May 2003.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company's Board of Directors acts under a written charter first adopted and approved in January 2002. In October 2004, the Audit Committee amended and restated its charter.

      The Audit Committee reviewed the Company's audited consolidated financial statements for the year ended December 31, 2005 and discussed these consolidated financial statements with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the preparation of the Company's consolidated financial statements, internal controls, and for the appropriateness of accounting principles used by the Company. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those consolidated financial statements, performing an independent audit in accordance with the standards of the Public Company Accounting Oversights Board (United States) of Management's assessment over the effectiveness of the Company's internal control over financial reporting and performing an independent audit of the effectiveness of the Company's internal control over financial reporting and issuing a report on the results of their audits, and for reviewing the Company's unaudited interim consolidated financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following:

      o the plan for, and the independent registered public accountants' report on, each audit of the Company's financial statements;

      o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

      o management's selection, application and disclosure of critical accounting policies;

      o changes in the Company's accounting practices, principles, controls or methodologies;

      o significant developments or changes in accounting rules applicable to the Company; and

      o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

      The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent registered public accounting firm for the year ended December 31, 2005. SAS 61 requires the Company's independent registered public accounting firm to discuss with the Company's Audit Committee, among other things, the following:

      o     methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

      By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                John N. Burke, Chairman
                                                Dennis J. McGillicuddy
                                                Barry Silverstein
                                                Georgia Murray (1)

(1) Ms. Murray was appointed to the Audit Committee in April 2005.

Independent Auditor Fees and Other Matters

      The following tables summarize the aggregate fees billed by the Company's independent registered public accounting firm, Ernst & Young LLP, for audit services for each of the last two fiscal years and for other services rendered to the Company in each of the last two fiscal years.

      Fee Category                                     2005                2004
      ------------                                     ----                ----

      Audit Fees (1)                                 $503,500           $674,500
      Audit-Related Fees (2)                               --                 --
      Tax Fees (3)                                    173,500             55,000
      All Other Fees (4)                                   --                 --
                                                     --------           --------
          Total Fees                                 $677,000           $729,500
                                                     ========           ========

      (1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

      (2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees".

      (3) Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of tax returns, claims for refunds and tax payment-planning services, accounted for $173,500 of the total tax fees incurred in 2006, and accounted for $55,000 of the total tax fees incurred in 2005.

      (4) The Company was not billed by its independent registered public accounting firm in 2005 or 2004 for any other fees.

Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock (or, prior to January 1, 2002, units ("FSP Units") of the Partnership) between December 31, 2000 and December 31, 2005 with the cumulative total return of (1) the NAREIT Equity Index, (2) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and (3) the Russell 2000 Total Return Index over the same period. This graph assumes the investment of $100.00 on December 31, 2000 in FSP Units of the Partnership's limited partnership interests and assumes that any distributions are reinvested. Each FSP Unit was converted into one share of Common Stock on January 1, 2002.


  [PERFORMANCE GRAPH HERE IN THE PRINTED MATERIALS; DATA POINTS IN TABLE BELOW]


                                          As of December 31,
                      ---------------------------------------------------------
                        2000      2001      2002      2003      2004      2005
                        ----      ----      ----      ----      ----      ----
FSP                    $ 100     $ 146     $ 169     $ 205     $ 236     $ 296
NAREIT Equity            100       114       118       162       213       239
S&P 500                  100        88        69        88        98       103
Russell 2000             100       102        81       122       144       151

Notes to Graph:

(1) Because there was no market for FSP Units, the price per FSP Unit used in the calculations set forth above for December 31, 2000 is the price ascribed to an FSP Unit in equity-for-equity mergers consummated by the Partnership on January 1, 2000, and October 1, 2000, respectively, and the price set forth above for December 31, 2001 is the price ascribed to an FSP Unit in the Conversion. The price ascribed to the FSP Units for the mergers took into account, among other factors, the lack of a trading market.

(2) Because there was no market for the Company's Common Stock, the Board of Directors made a good faith determination of the price per share of Common Stock as of December 31, 2002, December 31, 2003 and December 31, 2004 for purposes of the calculations set forth above. In order to make the Common Stock price more comparable to publicly traded indices, the Board of Directors has not applied any discount to reflect the lack of a trading market.

                                  OTHER MATTERS

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company's proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company at its principal office not later than November 22, 2006. If a stockholder who wishes to make a proposal at the 2007 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by no earlier than December 4, 2006 and no later than January 3, 2007, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The Company participates in the practice of "householding" proxy statements and annual reports, meaning that the Company delivers a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts, unless the Company has received an instruction to the contrary from one or more of the stockholders. This practice enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information a stockholder may currently receive.

      The Company will promptly deliver a separate copy of either document to a stockholder if a stockholder calls or writes to the Company at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if the stockholder is receiving multiple copies and would like to receive only one copy for his or her household, said stockholder should contact the Company at the above address and phone number.

                                        By Order of the Board of Directors,

                                        /s/ Barbara J. Fournier

                                        Barbara J. Fournier, Secretary

March 22, 2006

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        FRANKLIN STREET PROPERTIES CORP.

                                  May 12, 2006


                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.


      Please detach along perforated line and mail in the envelope provided.


20300000000000000000 5                                                  051206
--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1. To elect the following individuals as Class II Directors:

                                NOMINEES:
|_| FOR ALL NOMINEES            O John N. Burke
                                O Barbara J. Fournier
                                O Barry Silverstein

|_| WITHHOLD AUTHORITY
    FOR ALL NOMINEES

|_| FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
                                                                             |_|

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Signature of Stockholder _______________________    Date: __________________

Signature of Stockholder _______________________    Date: __________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY                                                                      PROXY


                        FRANKLIN STREET PROPERTIES CORP.
               ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2006

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Fournier, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Friday, May 12, 2006 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

                (Continued and to be signed on the reverse side)